UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2018

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.             Other Events

On February 6, 2018, Golden State Water Company (GSWC), a subsidiary of American States Water Company, along with three other investor-owned water utilities that serve California, received a Proposed Decision from the California Public Utilities Commission (CPUC) issued in connection with the pending cost of capital proceeding.  The Proposed Decision recommends an authorized return on equity (ROE) of 8.23% and a return on rate base of 7.39% for GSWC’s water segment, effective January 1, 2018. GSWC’s current authorized ROE for its water segment is 9.43% and its return on rate base is 8.34%. The Proposed Decision also continues the water cost of capital adjustment mechanism. If the Commission adopts the recommendations in the Proposed Decision, the lower return on rate base is expected to decrease GSWC’s annual revenue requirement by approximately $9.5 million beginning in 2018.  GSWC will be filing its comments on the Proposed Decision by February 26 with a final decision expected in late March 2018.

This Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date: February 12, 2018	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

Date: February 12, 2018	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary